UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2021

CarLotz, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38818	83-2456129
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

611 Bainbridge Street, Suite 100

Richmond, Virginia 23224

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (804) 728-3833

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A common stock, par value $0.0001 per share	LOTZ	The Nasdaq Global Market
Redeemable warrants, exercisable for Class A common stock at an exercise price of $11.50 per share	LOTZW	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

As previously reported, on January 21, 2021 (the “Closing Date”), Acamar Partners Acquisition Corp. (“Acamar Partners” and, after the Merger described herein, the “Company”) consummated the previously announced transactions contemplated by the Agreement and Plan of Merger, dated as of October 21, 2020 (as amended by Amendment No. 1, dated December 16, 2020), by and among CarLotz Group, Inc. (f/k/a CarLotz, Inc., “Former CarLotz”), Acamar Partners and Acamar Partners Sub, Inc., a wholly-owned subsidiary Acamar Partners (“Merger Sub”). Merger Sub merged (the “Merger”) with and into Former CarLotz, with Former CarLotz surviving the merger as a wholly-owned subsidiary of the Company (which subsequently changed its name to “CarLotz, Inc.”).

On April 12, 2021, the Staff of the Securities and Exchange Commission (the “SEC”) released a Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (“SPACs”) (the “SEC Statement”). The SEC Statement discussed “certain features of warrants issued in SPAC transactions” that “may be common across many entities” and indicated that when one or more of such features is included in a warrant, the warrant “should be classified as a liability measured at fair value, with changes in fair value each period reported in earnings.”

In connection with the preparation of the Company’s financial statements for the quarterly period ended March 31, 2021 (the “Q1 2021 Financial Statements”), the Company, in consultation with its accounting advisor, determined that, considering the guidance in the SEC Statement, the Company’s private placement warrants and public warrants (collectively, the “Warrants”) originally issued in connection with Acamar Partners’ initial public offering should be classified as a liability and marked to fair value each reporting period.

The Warrants have previously been classified as equity in Acamar Partners’ financial statements for periods that ended prior to the Closing Date (the “Acamar Partners Financial Statements”). On May 7, 2021, the Audit Committee of the Company’s Board of Directors (the “Audit Committee”) determined, consistent with the Company’s determination in connection with the preparation of the Q1 2021 Financial Statements, that the Warrants were incorrectly classified as equity in the Acamar Partners Financial Statements and should have been classified as a liability and marked to fair value each reporting period. As a result, on May 7, 2021, the Audit Committee concluded that, due to this improper classification, the previously issued audited financial statements of Acamar Partners as of December 31, 2020 and 2019 and for the two years in the period ended December 31, 2020 should not be relied upon.

The historical audited financial statements of Former CarLotz included as Exhibit 99.1 to the Company’s Current Report on Form 8-K/A filed with the SEC on March 15, 2021, which replace the Acamar Partners Financial Statements (as predecessor of the Company) in future Company filings, are not affected by the SEC Statement.

The Audit Committee or an authorized officer has discussed the matters disclosed in this Item 4.02(a) filed on Form 8-K with the Company’s current and former independent registered public accounting firms.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARLOTZ, INC.

Dated: May 10, 2021	By:	/s/ Rebecca C. Polak
	Name:	Rebecca C. Polak
	Title:	Chief Commercial Officer and General Counsel